UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 24, 2018, Bunge Limited (“Bunge”) held its 2018 annual general meeting of shareholders (the “Annual General Meeting”). At the Annual General Meeting, shareholders elected Bunge’s director nominees, approved the appointment of Deloitte & Touche LLP as Bunge’s independent auditors for fiscal year 2018 and approved the advisory vote on executive compensation. The results of the votes at the Annual General Meeting were as follows:

Proposal 1: Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ernest G. Bachrach	78,106,078	21,083,018	34,684	8,264,296
Vinita Bali	91,675,314	7,455,845	92,621	8,264,296
Enrique H. Boilini	78,532,350	20,657,077	34,353	8,264,296
Carol M. Browner	79,854,887	19,337,721	31,172	8,264,296
Paul Cornet de Ways-Ruart	79,838,981	19,351,793	33,006	8,264,296
Andrew Ferrier	79,720,357	19,469,169	34,254	8,264,296
Kathleen Hyle	79,824,366	19,368,295	31,119	8,264,296
L. Patrick Lupo	73,703,855	25,486,375	33,550	8,264,296
John E. McGlade	79,710,438	19,479,692	33,650	8,264,296
Soren Schroder	78,917,914	20,288,414	17,452	8,264,296

The directors listed above were reelected for a one-year term.

Proposal 2: Approval of Deloitte & Touche LLP as independent auditors for fiscal year 2018 and authorization of the Audit Committee of the Board of Directors to determine the independent auditors’ fees:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,388,026	2,015,643	84,407	N/A

Proposal 3: Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,593,029	10,549,748	81,003	8,264,296

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2018

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel and Secretary